Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3, as amended (Nos. 333-167026, 333-172363, 333-177117, 333-179993, 333-189693, 333-199026, 333-200555 and 333-213268) and Form S-8 (Nos. 333-159096, 333-165933, 333-170891, 333-176671, 333-176915, 333-190542, 333-200557 and 333-211348) of Golden Minerals Company of our report dated February 28, 2017 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ EKS&H, LLLP
EKS&H, LLLP
Denver, Colorado
February 28, 2017